UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 30, 2006
CIVITAS BANKGROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	000-27393	62-1297760

(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification No.)
of Incorporation)	File Number)

4 Corporate Centre, 810 Crescent Centre Drive, Suite 320, Franklin, Tennessee	37067

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 263-9500
N/A

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Item 7.01. Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1 PURCHASE AGREEMENT 01/30/06
EX-99.1 PRESS RELEASE 01/30/06

Item 1.01 Entry Into a Material Definitive Agreement.
     On January 30, 2006, Civitas BankGroup, Inc., a Tennessee corporation (“Civitas”) entered into a Purchase Agreement (the “Purchase Agreement”) by and among, Civitas, BancKentucky, Inc., a Kentucky corporation (“BancKentucky”), and for certain limited purposes The Murray Banc Holding Company, LLC, a Kentucky limited liability company (“The Murray Banc Holding Company”) and The Murray Bank, a federal savings bank (“The Murray Bank”).
     A copy of the Purchase Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference. This summary is qualified in its entirety by reference to the Purchase Agreement filed herewith.
     Pursuant to the terms of the Purchase Agreement, Civitas has agreed to sell to BancKentucky, all of the shares of membership in The Murray Banc Holding Company owned by Civitas. The Murray Banc Holding Company which is owned 50% by Civitas and 50% by BancKentucky owns all of the outstanding shares of capital stock of The Murray Bank.
     The purchase price payable to Civitas is $8,500,000; provided, that if the transaction is consummated after March 31, 2006 other than as a result of a material breach by Civitas of any of its covenants or agreements in the Purchase Agreement or a breach by Civitas of a representation or warranty contained in the Purchase Agreement which causes the failure of any of BancKentucky’s closing conditions to occur, the purchase price paid to Civitas will increase by $1,350 for each day after March 31, 2006 until the closing occurs.
     Upon execution of the Purchase Agreement, BancKentucky paid Civitas a deposit equal to $250,000, which amount will be credited against the purchase price paid to Civitas at the closing. BancKentucky is required to pay Civitas additional $100,000 deposits if the transaction is not consummated prior to March 31, 2006 and June 30, 2006. These additional deposits will also be credited against the purchase price if the transactions is consummated.
     In the event that the transaction is not consummated and the Purchase Agreement is terminated, Civitas will retain all or a portion of the deposit in certain circumstances or alternatively may be required to refund the full deposit to BancKentucky and also pay BancKentucky a $100,000 termination fee, all as more particularly described in the Purchase Agreement filed herewith as Exhibit 10.1.
     The consummation of the transaction is subject to the satisfaction of various customary closing conditions, including the receipt of required regulatory approvals, and is expected to occur in the first half of 2006.
     As described above, Civitas and BancKentucky each own 50% of The Murray Banc Holding Company, which owns 100% of The Murray Bank. Civitas currently provides The Murray Bank with certain human resources, asset/liability consulting, loan review, internal audit and mortgage banking services on an arms’ length basis, which Civitas may continue to provide to The Murray Bank following consummation of the transaction.
Item 7.01. Regulation FD Disclosure.
     On January 30, 2006, Civitas issued the press release furnished herewith as Exhibit 99.1 announcing that it had entered into the Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

10.1
Purchase Agreement dated as of January 30, 2006 by and among Civitas BankGroup, Inc., BancKentucky, Inc., The Murray Banc Holding Company and The Murray Bank. (Pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to the Purchase Agreement have been omitted from this filing.)

99.1	Press Release of Civitas BankGroup, Inc. dated January 30, 2006.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIVITAS BANKGROUP, INC.
By:	/s/ Lisa Musgrove
	Name:	Lisa Musgrove
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Date: January 30, 2006

EXHIBIT INDEX

Exhibit
No.	Description
10.1
Purchase Agreement dated as of January 30, 2006 by and among Civitas BankGroup, Inc., BancKentucky, Inc., The Murray Banc Holding Company and The Murray Bank. (Pursuant to Item 601(b)(2) of Regulation S-K the schedules and exhibits to the Purchase Agreement have been omitted from this filing.)

99.1	Press Release of Civitas BankGroup, Inc. dated January 30, 2006.